Exhibit 10.3

Roger Kahn

BRIDGELINE DIGITAL, INC.

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made as of May 17, 2016, by and among Bridgeline Digital, Inc., a Delaware Corporation (the “Company”) and Roger Kahn (“Kahn”).

WHEREAS, on February 10, 2016, the Company issued a promissory note to Kahn in the principal amount of $100,000 (the “Note”); and

WHEREAS, the Company and Kahn desire to amend the Note to provide that the Note is convertible at the election of the Company into shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Kahn hereby agree as follows:

1.     Amendments. The Note is hereby amended to add the following language immediately after Section 3:

“Section 3A. Conversion.

a)     Conversion by Company. If after the date hereof, the Company shall receive the approval of the Company’s stockholders to issue shares of Common Stock upon conversion of this Note, then the Company may, at any time prior to the Maturity Date, deliver a written notice to the Holder (a “Conversion Notice” and the date such notice is delivered to the Holder, the “Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of this Note plus, if so specified in the Conversion Notice, accrued but unpaid interest, and other amounts owing to the Holder under this Note (“Conversion”), it being agreed that the “Conversion Date” for purposes of this Section 3A shall be deemed to occur on the second Trading Day following the Conversion Notice Date (such second Trading Day, the “Conversion Date”).

b)     Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.75, subject to adjustment herein (the “Conversion Price”).

c)	Mechanics of Conversion.

i.     Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus, if so specified in the Conversion Notice, accrued but unpaid interest, and other amounts owing to the Holder under this Note, by (y) the Conversion Price. “Conversion Shares” shall mean, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

ii.     Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares and (B) a check in the amount of accrued and unpaid interest, if not specified to be converted in the Conversion Notice.

Roger Kahn

iii.     Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 3B) upon the conversion of the then outstanding principal amount of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iv.     Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share to which the Holder would otherwise be entitled upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

v.     Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 3B.     Certain Adjustments.

a)     Stock Dividends and Stock Splits. If the Company, at any time after April 29, 2016, while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Roger Kahn

b)     Calculations. All calculations under this Section 3B shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3B, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

c)     Notice to the Holder of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 3B, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.”

2.     No Other Amendments. Except as expressly set forth herein, the Note shall remain in full force and effect in accordance with its terms.

3.      Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which once so executed and delivered (including by facsimile and other means of electronic transmission) shall be considered an original, but all such counterparts shall together constitute the same instrument.

4.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York except as to its conflicts of laws principles.

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Roger Kahn

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Promissory Note as of the day and year first above written.

BRIDGELINE DIGITAL, INC. By: Name: Michael Prinn Title: Chief Financial Officer

Roger Kahn

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